UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

SMART SAND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37936	45-2809926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24 Waterway Avenue, Suite 350 The Woodlands, Texas 77380

(Address of principal executive offices and zip code)

(281) 231-2660

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2017, Smart Sand, Inc. (the “Company”) determined and paid the final award amounts of the 2016 annual bonuses for Messrs. Young, Beckelman and Kiszka, the Company’s named executive officers, based on final Company performance for 2016, as approved by the Company’s board of directors. The named executive officers’ other compensation for 2016, including approximately 75% of the named executive officers’ expected 2016 bonus awards, was previously reported by the Company in the Summary Compensation Table for 2016 included in the Company’s prospectus, dated February 1, 2017 (the “Prospectus”), filed with the Securities Exchange Commission under Rule 424(b) of the Securities Act of 1933, as amended, relating to the Company’s registration statement on Form S-1, as amended (Registration No. 333-215554). As of the date of the Prospectus, the named executive officers had been paid approximately 75% of their expected 2016 bonus awards and the remainder of such awards had not yet been determined and, therefore, were not included in the Summary Compensation Table for 2016. Pursuant to item 5.02(f) of Form 8-K, below is a revised Summary Compensation Table for 2016, which includes the full amount of the bonuses paid to the named executives officers and revised total compensation figures for 2016.

Summary Compensation Table for 20161

Name and principal position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	All other Compensation ($)		Total ($)
Charles E. Young	2016	450,000	548,512	—	231,141	(3)	1,229,653
Chief Executive Officer	2015	498,077	—	—	210,590		708,667

Lee E. Beckelman	2016	270,000	554,107	101,640	29,444	(4)	955,191
Chief Financial Officer	2015	298,846	—	—	11,944		310,790

Robert Kiszka	2016	337,500	317,634	76,230	28,617	(5)	759,981
Executive Vice President of Operations	2015	373,557	—	—	23,483		397,040

(1)

Amounts shown represent awards under our annual bonus plan for 2016 as determined by the compensation committee following final determination of 2016 performance results. Amounts shown also include (i) for Mr. Young, a one-time bonus of $125,000 paid in connection with the full redemption of our Series A Preferred Stock and (ii) for Mr. Beckelman, a one-time bonus of $300,000 paid in November 2016 following the consummation of our initial public offering.

(2)	Represents the grant date fair value of restricted stock awards granted in 2016 computed in accordance with FASB ASC 718.

(3)

Amount shown represents costs associated with providing Mr. Young use of a company-owned automobile ($4,513); employer contributions made under our 401(k) Plan ($17,383); country club membership dues ($61,000) and related tax gross-up ($47,142); and loan forgiveness ($61,000) and related tax gross-up ($40,103).

(4)	Amount shown represents Mr. Beckelman’s employer contributions made under our 401(k) Plan.

(5)	Amount shown represents costs associated with providing Mr. Kiszka use of a company-owned automobile ($6,813) and employer contributions made under our 401(k) Plan ($21,805).

[1]

Note to Smart Sand: Please update “bonus” and “total” columns. For the bonus column, please include the full amount of the 2016 bonus awards, and for Young and Beckelman, the one-time bonus amounts described in footnote 1 to the table.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART SAND, INC.

Dated: March 21, 2017	By:	/s/ Lee Beckelman
Lee Beckelman
Chief Financial Officer